3.11 Certificate of Amendment to the Articles of Incorporation of Medical Device Technologies, Inc. filed August 5, 1999


                              ARTICLES OF AMENDMENT
                                       OF
                        MEDICAL DEVICE TECHNOLOGIES, INC.


To the Division of Corporations and Commercial Code
State of Utah

Pursuant to the provisions of Section 16_10a_1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment.

1. The name of the corporation is: "MEDICAL DEVICE TECHNOLOGIES, INC."

2. Article I of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

     "ARTICLE I. The name of this corporation is "MIRACOR DIAGNOSTICS, INC."

3. The date of adoption of the aforesaid amendment was August 5, 1999.

4. The designation, the number of outstanding shares, the number of shares entitled to be cast by each shareholder entitled to vote separately on the same amendment, and the number of votes indisputably represented at the meeting at which the said amendment was approved is as follows:

     (a) Designation of voting group: Common Stock shareholders

     (b) Number of outstanding shares: 6,767,307

     (c) Number of shareholders entitled to vote on the amendment: 1,167

     (d) Number of shares indisputably represented at the meeting: 3,781,073

5. The total number of undisputed votes cast for the said amendment by each shareholder entitled to vote separately on the said amendment is as follows:

     (a) Designation of voting group: Common Stock shareholders

     (b) Number of undisputed votes cast for the amendment: 3,781,073

6. The said number of votes cast for the said amendment was sufficient for the approval thereof by each Common Stock shareholder.

Executed on August 5, 1999
                                                  By:  /S/ M. Lee Hulsebus
                                                     ---------------------------
                                                           M. Lee Hulsebus
                                                           President